Exhibit 99



               [The following plan was assumed by Valley National

               Bancorp ("Valley") in connection with the merger of
                Midland Bancorporation, Inc. into Valley pursuant to the Amended and Restated Agreement and Plan of
                     Merger dated as of September 13, 1996.]

                          MIDLAND BANCORPORATION, INC.
                        1996 Incentive Stock Option Plan

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1.       Purpose

         The purpose of the Midland Bancorporation, Inc.'s (the "Company") 1996 Stock Option Plan (the "Plan") is to advance the interests of the Company and its shareholders by providing those key employees of the Company, upon whose judgment, initiative and efforts the successful conduct of the business of the Company largely depends, with additional incentive to perform in superior manner. A purpose of the Plan is also to attract people of experience and ability to the service of the Company.

2.       Definitions

         A. Board of Directors or Board: means the Board of Directors of the Company.

         B. Change in Control: for purposes of this Plan, a Change in Control of the Company shall mean an ----------------- event of a nature that; (1) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) who is not now presently but becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing 25% or more of the Company's outstanding securities except for any securities purchased by any tax-qualified employee benefit plan of the Company; or (2) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was a approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination  for  election  by the  Company's  stockholders  was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause, considered as though he was a member of the Incumbent Board; or
                 (3) filing is made for regulatory approval to implement a plan or reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs in which the Company is not the resulting entity or such plan, merger, consolidation, sale or similar transaction occurs in which the Company is not the resulting entity or such plan, merger consolidation, sale or similar transaction occurs; or (4) a proxy statement soliciting proxies from shareholders of the Company, by someone other than the current management of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Company shall be distributed; or (5) a tender offer is made for 25% or more of the voting securities of the Company.

         C. Committee: means the Compensation Committee of the Company's Board of Directors or another committee appointed by the Company's Board of Directors to administer this Plan.

         D. Company: means Midland Bancorporation, Inc., and Midland Bank and Trust Company, a wholly owned subsidiary of Midland Bancorporation, Inc.

         E. Date of Grant: means the date an Option is granted by the Committee.

         F. Disability: means the permanent and total inability by reason of mental or physical infirmity, or both, of an employee to perform the work customarily assigned to him. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant's lifetime.

         G. Fair Market Value: for purposes of the 1996 Stock Option Plan, when used in connection with Common Stock on a certain date, Fair Market Value means the average of the high and low prices of known trades of the Common Stock on such date, or if the Common Stock was not traded on such date, on the next preceding day on which the Common Stock was traded thereon.

         H. Non-qualified Stock Option: means an Option granted by the Committee to a Participant.

         I.      Normal  Retirement:  means  retirement  at the  normal or early
                 retirement   date   as   set   fort   in   any    tax-qualified
                 retirement/pension plan of the Company.

         J.      Options:   means  Non-qualified  Stock  Options  granted  under
                 Section 7.

         K. Participant: means an employee of the Company or its affiliates chosen by the Committee to participate in the Plan.

         L. Plan Year(s): means a calendar year or years commencing on or after January 1, 1996.

         M. Termination for Cause: means the termination upon an intentional failure to perform stated duties, breach of a fiduciary duty involving personal dishonesty which results in material loss to the Company or one of its affiliates, or willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order which results in material loss to the Company.

3.       Administration

         The plan shall be administered by the Committee. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it sees necessary for the proper administration of the Plan and to make determinations and interpretations in connection with the Plan it sees as necessary advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all participants in the Plan and on their legal representatives and beneficiaries.

4.       Types of Awards

         Only Non-qualified Stock Options may be granted under the Plan as defined below in paragraph 7.

5.       Stock Subject to the Plan

         Subject to adjustment as provided in Section 13, the maximum number of shares reserved for purchase pursuant to the exercise of Options granted under the Plan shall not exceed 10,150 of the shares of Common Stock of the Company, par value $15.00 per share, subject to adjustments pursuant to Section 12. These may be either authorized but unissued shares or shares previously issued and reacquired by the Company. Options for more than 5,000 share may be granted to any one individual under this Plan.

6.       Eligibility

         Officers and other employees of the Company shall be eligible to receive Options under the Plan. Directors who are not employees or officers of the Company shall not be eligible to receive Options under the Plan.

7.       Non-qualified Stock Options

         7.1      Grant of Non-qualified Stock Options

         The Committee may, from time to time, grant Non-qualified Stock Options to eligible employees and, upon such terms and conditions as the Committee may determine, grant Non-qualified Options in exchange for and upon surrender of previously granted Options under this Plan. Options granted under this Plan are subject to the following terms and conditions.

         (a) Price. The purchase price per share of Common Stock deliverable upon the exercise of each Option shall determined by the Committee on the date the Option is granted. The purchase price shall not be less than 100% of the Fair Market Value of the Company's Common Stock on the Date of Grant and in no event below the par value of the Common Stock on the Date of Grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock of the Company at the Fair Market Value of such shares on the date of surrender determined in the manner described in Section 2(G).

         (b) Terms of Options. The term during which each Option may be exercised shall be determined by the Committee, but in no event shall an Option be exercisable in whole or in part more than 15 years from the Date of Grant. The Committee shall determine the date on which each Option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment because purchasable. The Committee may, in its sole discretion, accelerate the time in which any Option may be exercised in whole or in part. Notwithstanding the above, in the event of a Change of Control of the Company, all Options shall become immediately exercisable. In addition, in the event of a Change in Control, the Company shall have the right but not the obligation to cause the Participant to surrender all or part of Options held by the Participant in exchange for a cash payment per share of Common Stock covered by the Options in an amount equal to the difference between the Fair Market Value of a share of Common Stock on the date of Change of Control and the purchase price per share pursuant to the Option.

         (c) Termination of Employment. Unless otherwise determined by the Committee at the time an Option is granted, upon the termination of a Participant's employment or service to the Company for any reason other than Disability, Normal Retirement, Change in Control, death or Termination for Cause, the Participant's Options shall be exercisable only as to those shares which were immediately purchasable by the Participant at the date of termination and only for a period of one year following termination. Notwithstanding any provision set forth herein or contained in any Agreement relating to the award of an Option, in the event of Termination for Cause, all rights under the Participant's Options shall expire upon termination. Unless otherwise determined by the Committee at the time an Option is granted, in the event of the death, Disability, or cessation of employment or service to the Company due to Change in Control or Normal Retirement of any Participant, all Options held by the Participant, whether or not exercisable at such time shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year (eighteen months in the case of death of the Participant) or such longer period as determined by the Committee following the date of the Participant's death, Normal Retirement or cessation of employment or service to the Company due to Disability or Change in Control, provided that in no event shall the period extend beyond the expiration of the Option term.

8.       Surrender Option

         In the event of a Participant's termination of employment or service to the Company, as a result of death, disability or Normal Retirement, the Participant (or the Participant's personal Representative(s), custodian(s), heir(s), or devisee(s)), may, in a form acceptable to the Committee make application to surrender all or part of Options held by such Participant in exchange for a cash payment per share of the Common Stock covered by the Options in an amount equal to the difference between the Fair Market Value per share of the Common Stock on the date of termination of employment or service and the purchase price per share pursuant to the Option. Whether the Committee accepts such application or determines to make payment, in whole or part, is within its absolute and sole discretion, it being expressly understood that the Committee is under no obligation to any Participant whatsoever to make such payments. In the event that the Committee accepts such application and the Company determines to make payment, such payment shall be in lieu of the exercise of the underlying Option and such Option shall cease to be exercisable.

         In addition, in the event of a Change in Control, the Company shall have the right but not the obligation to cause the Participant to surrender all or part of the Options held by the Participant in exchange for a cash payment per share of the Common Stock covered by the Options in an amount equal to the Fair Market Value per share on the date of Change of Control and the purchase price per share pursuant to the Option.

9.       Rights of a Shareholder: Nontransferability

         No Participant shall have any rights as a shareholder with respect to any shares covered by a Option until the date of issuance of a stock certificate for such shares. Nothing in this Plan or in any Option granted confers on any person any right to continue in the employ of the Company or to continue to perform services for the Company or interferes in any way with the right of the Company to terminate a Participant's services as an officer or other employee at any time.

         No Award under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution and may only be exercised during his lifetime by the Participant, or by a guardian or legal representative.

10.      Agreement with Grantees

         Each Option will be evidenced by a written agreement, executed by the Participant and the Company which describes the conditions for receiving the Options including the Date of Grant, the purchase price, applicable periods for exercise, and any other terms and conditions as may be required by the Board of Directors or applicable law.

11.      Designation of Beneficiary

         A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Options to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant's estate will be deemed to be the beneficiary.

12.      Dilution and Other Adjustments

         In the event of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or stock split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares without receipt or payment of consideration by the Company, the Committee will make such proportionate adjustments to previously granted Options, to prevent dilution or enlargement of the rights of the Participant, including any or all of the following:

         (a) proportionate adjustments in the aggregate number of kind of shares of Common Stock for which Options may be granted under the plan;

         (b) adjustments in the aggregate number or kind of shares of Common Stock covered by Options already made under the Plan;

         (c)     adjustments in the purchase price of outstanding Options.

         No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Option.

13.      Tax Withholding

         There shall be, deducted from each distribution of cash and/or Common Stock under the Plan the amount required by any governmental authority to be withheld for income tax purposes.

14.      Amendment of the Plan

         The Board of Directors may at any time, from time to time, modify or amend the plan in any respect subject to obtaining any shareholder approval required by applicable law. No such termination, modification or amendment may affect the rights of a Participant under an outstanding Option.

15.      Effective Date of Plan

         This Plan was approved by the Board of Directors of the Company on May 28, 1996 and shall be effective as of that date.

16.      Termination of the Plan

         The right to grant Options under the Plan will terminate upon the earlier of five (5) years after the Effective Date of the Plan or the exercise of Options equivalent to the maximum number of shares reserved under the Plan as set forth in Section 5. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect his rights under a previously granted Option.

17.      Applicable Law

         The Plan will be administered and interpreted in accordance with the laws of the State of New Jersey.